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                                                                     EXHIBIT 5.1

                                 March 30, 2004

RTW, Inc.
8500 Normandale Lake Boulevard
Suite 1400
Bloomington, Minnesota 55437

         Re: Opinion of Counsel as to Legality of 50,000 shares of Common Stock to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 50,000 shares of Common Stock, no par value of the Company offered to employees of the Company pursuant to the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan").

         As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that 50,000 shares of Common Stock to be offered to employees under the 1995 Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and non-assessable shares of Common Stock of the Company.

         The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement registering the 50,000 shares of Common Stock under the Securities Act of 1933.

                                               Very truly yours,

                                               LINDQUIST & VENNUM P.L.L.P.

                                               /s/ Lindquist & Vennum P.L.L.P.